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                                                                   EXHIBIT 10.21

                             EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT is between Pro-Mark Drug Benefit Marketing Services, LLC., a Rhode Island limited liability company with offices at 25 North Road, Peace Dale, Rhode Island ("Company"), and Michael R. Ryan, Ph.D., an individual with an address at 1316 Crabapple Lane, Memphis, TN 38117 ("Executive").

     IT IS MUTUALLY AGREED by the parties hereto as follows:

     1.  Employment.  Company hereby employs Executive to perform the duties
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described in this Agreement upon the terms and conditions set forth herein, and
Executive accepts that employment, representing that no agreements or obligations exist to which Executive is a party or otherwise bound, in writing or otherwise, that interfere with, impede or preclude him from fulfilling the terms and conditions of this Agreement.

     2.  Term.  Executive's employment will begin as of the date of this
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Agreement and, unless terminated as hereinafter provided, will end on December
31, 1996. Thereafter, Executive's employment will continue on a month-to-month basis, terminable by either party at the end of any calendar month by giving notice of termination not later than 10 days before the end of the month but otherwise subject to the terms and conditions of this Agreement.
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     3.  Duties.  Executive will serve as Vice-President of Regional Marketing.
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Executive will use his best and most diligent efforts to promote the interests of Company, will devote his full business time, attention and skill to his duties and will not engage in any other business activity. Personal investment activities (provided Executive does not participate in the operation of the venture in which the investment is made) will not be considered business activity.

     4.  Compensation.  Executive will be entitled to a salary at the annual
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rate of $96,000, in installments not less frequently than monthly.  The Manager of Company will review Executive's salary annually and will make such periodic adjustments of Executive's salary as the Manager may consider appropriate but will not reduce Executive's salary below that specified herein without the consent of Executive. In addition to salary, Executive will be paid such incentive compensation or performance bonuses as may be determined from time to time by the Manager to reflect Company's financial success and Executive's contribution to it.

     5.  Fringe Benefits.  Executive will be provided with such fringe benefits,
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including but not being limited to participation in such pension and group life, disability and medical insurance plans, as may be generally afforded other management personnel of Company.

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     In addition to such fringe benefits, Executive will be eligible to participate in a profit-sharing or equity participation plan currently being developed for intended implementation on February 1, 1994, which will provide additional compensation to Executive based on annual profits of Company.

     6.  Vacation.  Executive will be permitted to take reasonable amounts of
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vacation in accordance with such policies as may be adopted from time to time by
Company's Manager.

     7.  Confidential Information.  Except as required in the performance of his
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duties under this Agreement, Executive will not at any time, directly or indirectly, use or disclose any confidential information of Company which Executive may receive or obtain while in the employment of Company. Immediately upon termination of Executive's employment with Company, Executive shall deliver to Company all records and other things, including copies, containing confidential information of Company, then within Executive's possession or control, whether prepared by Executive or others.

     8.  Assignment of Developments.  Any new information, idea or thing
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(whether or not patentable) relating to Company's present or planned business and conceived or suggested by Executive alone or in conjunction with others during or as result of Executive's employment by Company ("Development") shall be the

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property of Company, free of any rights on the part of Executive.  During
Executive's employment and thereafter, Executive shall promptly make full disclosure of each Development to Company and, at Company's request and expense, do all acts and things (including without limitation the execution and delivery under oath of patent and copyright applications and instruments of assignment) deemed necessary or desirable by Company at any time to effect the full assignment to Company of any right and title of Executive therein.

     9.  Non-Disturbance; Non-Competition.  During the term of this Agreement
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and for a period of one year after its termination, Executive will not, directly or indirectly, disturb any business relationship between Company and its employees, customers or suppliers or own, operate, or participate in the ownership or operation of, or in any manner (whether as director, officer, employee, partner, stockholder or otherwise) be connected with, any business which is in competition with the drug benefit plan marketing and consulting business or any other present or planned business of Company or any of its subsidiaries. The ownership of an equity or proprietary interest constituting less than five percent of the entire equity or proprietary interest in a corporation or other business entity will not be considered a breach of the obligation set forth in this paragraph. Executive agrees that Executive's obligations

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hereunder may be enforced by temporary restraining order, injunction or other appropriate court order.

     10.  Termination.
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     10.1  Executive's employment will terminate on the earlier of:

     (a) The date of termination set forth in Paragraph 2 hereof (unless the parties permit Executive's employment to continue on a month-to-month basis as hereinbefore provided, then upon the date of the termination of the month-to-month employment);

     (b)  Any date of termination agreed to by the parties in writing;

     (c)  The date of Executive's death;

     (d) At the election of Company, if by reason of physical or mental disability, Executive is unable to perform his duties hereunder for a total of 90 days in any 12 month period;

     (e) At the election of Company, if Executive engages in any dishonest, disloyal or illegal conduct or breaches any material provision of this Agreement;

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     (f)  At the election of Company, if Executive is determined to be performing his duties under this Agreement in an unsatisfactory manner following thirty days notice by Company to Executive;

     (g) At the election of Company, if the Company and Tennessee Pharmacy Services, Inc. ("RxCare of Tennessee") fail to enter into a definitive agreement, providing for Company to perform certain obligations of RxCare of Tennessee under existing and future contracts between RxCare of Tennessee and various managed care organizations and pharmacies participating in the Tennessee TennCare Health Benefit Program ("TennCare"); or

     (h) At the election of Company, upon termination, expiration or modification of government funding for TennCare or of the HCFA waiver for TennCare.

     10.2 Company may terminate Executive's employment pursuant to Paragraph 10.1(d)-(h) hereof by notice given by Company to Executive designating a date upon which the employment terminates. A good faith determination by the Manager that grounds exist to terminate Executive under Paragraph 10.1(d)-(h) will be conclusive and binding on Executive.

     10.3 Upon the termination of Executive's employment under Paragraph 10.1(f)-(h), Executive will be entitled to monthly

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payments equal to one-twelfth of his annual salary, less applicable withholding and deductions, for a period equal to three months or the remainder of the period set forth in Paragraph 2, whichever is shorter.

     10.4 Except as provided in Paragraph 10.3, upon termination of Executive's employment, Executive will be entitled to receive only his accrued and unpaid compensation to the effective date of such termination excluding, in the event of termination prior to the date set forth in Paragraph 2, any accrued and unpaid interest in the profits of Company under any profit sharing or other arrangement.

     11.  Notices.  All notices required or permitted to be given under this
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Agreement will be in writing and will be delivered personally or will be sent postage prepaid by United States registered or certified mail, return receipt requested, to the parties at the addresses set forth above or at such other address as they may from time to time designate by notice to each other. If a notice is given by mail, it will be considered to have been received on the fifth day after mailing in accordance with this paragraph.

     12.  Assignment.  The rights and obligations of Executive under this
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Agreement may not be assigned.  The rights and obligations of Company under this
Agreement may be assigned by

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Pro-Mark to any person which is a successor in interest to Pro-Mark by purchase, merger or otherwise, which holds a greater than 50% ownership interest in Pro-Mark, or in which Pro-Mark holds a greater than 50% ownership interest.

     13.  Governing Law.  This Agreement and its performance by the parties will
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be governed by Rhode Island law.

     14.  Paragraph Titles.  The paragraph titles used in this Agreement are for
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convenience of reference only and will not be considered in the construction or interpretation of any provision hereof.

     15.  Entire Agreement; Amendment.  This Agreement contains the entire
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understanding and agreement between the parties and

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may not be amended except by written instrument signed by both of the parties.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the ________ day of ___________________, 1994.

In the presence of:

                                          Pro-Mark Drug Benefit
                                          Marketing Services, LLC


__________________________                /s/ Nancy P. Corvese
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                                          Nancy P. Corvese, Manager



__________________________                /s/ Michael R. Ryan
                                          -------------------------
                                          Michael R. Ryan, Ph.D.

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